CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 549 and Amendment No. 552 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated August 28, 2025 on the financial statements and financial highlights of Strive 500 ETF, Strive Emerging Markets Ex-China ETF, Strive U.S Energy ETF, Strive U.S. Semiconductor ETF, Strive Natural Resources and Security ETF, Strive 1000 Growth ETF, Strive 1000 Value ETF, Strive Small-Cap ETF, Strive 1000 Dividend Growth ETF, Strive Mid-Cap ETF, Strive International Developed Markets ETF, Strive Total Return Bond ETF and Strive Enhanced Income Short Maturity ETF, each a series of EA Series Trust. Such financial statements and financial highlights appear in the 2025 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 28, 2025